Exhibit 99.1
FHLBANK TOPEKA ANNOUNCES FIRST QUARTER 2016 OPERATING RESULTS

April 28, 2016 - FHLBank Topeka (FHLBank) announces its first quarter 2016 operating results. FHLBank is reporting net income computed in accordance with U.S. generally accepted accounting principles (GAAP) of $40.5 million and $31.1 million for the three months ended March 31, 2016 and 2015, respectively. Other operating highlights from the quarter are presented below. FHLBank expects to file its Form 10-Q for the quarter ended March 31, 2016 with the Securities and Exchange Commission (SEC) on or about May 5, 2016.

President’s Comments
“We are pleased to announce strong earnings for the first quarter,” said Andrew J. Jetter, president and CEO of FHLBank Topeka. “In the current interest rate environment, our 6 percent Class B dividend significantly lowers the effective borrowing cost for members, driving higher advance balances and net income.”

Operating Highlights

•	Net income increased $9.4 million, or 30.1 percent, for the quarter ended March 31, 2016 compared to the quarter ended March 31, 2015;

•
Net interest income, FHLBank's largest source of income, increased $8.3 million, or 14.6 percent, from the first quarter of 2015 compared to the same quarter of 2016 primarily as a result of advance growth;

•	Return on equity (ROE) increased from 7.10 percent to 7.78 percent for the quarter ended March 31, 2016 compared to the quarter ended March 31, 2015;

•
The average balance of advances increased $6.3 billion, or 27.8 percent, from the quarter ended March 31, 2015 to the quarter ended March 31, 2016. Average advances have increased each quarter since the second quarter of 2014 as our members continue to value the combination of our competitive interest rates and dividends;

•
Net interest margin declined by three basis points for the three-month period ended March 31, 2016 as compared to the same period in 2015 primarily as a result of changes in balance sheet composition, particularly asset growth in lower-spread advance products;

▪
Mortgage interest rates and intermediate-term interest rates decreased during the quarter, which resulted in fair value unrealized gains on our trading investment securities, which corresponds to and partially offsets the fair value unrealized losses on the derivatives associated with these securities. These changes, combined with market value changes in other trading securities and derivatives, resulted in a net increase of $2.5 million in net income for the first quarter of 2016 compared to the same period in 2015; and

•
We paid a 6.0 percent dividend on each outstanding share of Class B common stock for the current quarter, which equates to a reduction of approximately 27 basis points in the total cost of advances for our members.

GAAP Income
Net income increased $9.4 million, or 30.1 percent, for the quarter ended March 31, 2016 compared to the quarter ended March 31, 2015, primarily driven by the 14.6 percent increase in net interest income. The increase in net interest income for the first quarter of 2016 when compared to the same period in 2015 was largely a result of advance growth, increases in higher-yielding investments, higher average rates on short-term investments, partially offset by an increase in average funding cost driven by increases in short-term interest rates and widening in our debt spreads relative to LIBOR. Despite the increase in net interest income, our net interest margin has declined by three basis points between the first quarter of 2015 and the current period primarily due to: (1) asset growth in lower-spread advance products; and (2) reduced asset concentration and declining yields in our highest-yielding asset, our mortgage loan portfolio. The mortgage loan portfolio has declined as a percentage of interest-earning assets primarily as a result of growth in advances and other assets, and has experienced declining yields due to higher levels of prepayments and the related premium amortization combined with new mortgage volume at lower interest rates. Despite the increase in average capital caused by the increase in advances, the 30.1 percent increase in net income resulted in an increase in ROE for the three-month period ended March 31, 2016 compared to the same period in the prior year.

Adjusted Income and Adjusted Return on Equity (ROE)
FHLBank’s adjusted income, a non-GAAP financial measure, which excludes fair value changes in derivatives and trading securities as well as prepayment fees on terminated advances, increased $5.4 million for the three-month period ended March 31, 2016 compared to the same period in the prior year. The increase was due primarily to increased adjusted net interest income, which includes the impact of net interest settlements on derivatives not qualifying for hedge accounting. Adjusted net interest income for the periods ending March 31, 2016 and 2015 was $52.6 million and $47.1 million, respectively. Comparative adjusted income and adjusted net interest income for the three months ended March 31, 2016 and 2015 are calculated as follows:

	Three Months Ended
	03/31/2016	03/31/2015
Calculation of Adjusted Income:	(Amounts in thousands) Unaudited
Net Income, as reported under GAAP for the period	$40,474	$31,121
Affordable Housing Program (AHP) assessments	4,498	3,459
Income before AHP assessments	44,972	34,580
Derivative (gains) losses[1]	46,242	(3,588)
Trading (gains) losses	(49,204)	5,844
Prepayment fees on terminated advances	(489)	(756)
Total excluded items	(3,451)	1,500
Adjusted income (a non-GAAP measure)	$41,521	$36,080
_________

[1]	Consists of fair value changes on derivatives and hedging activities excluding net interest settlements on derivatives not qualifying for hedge accounting.

	Three Months Ended
	03/31/2016	03/31/2015
Calculation of Adjusted Net Interest Income:	(Amounts in thousands) Unaudited
Net interest income, as reported under GAAP for the period	$64,870	$56,614
Net interest settlements on derivatives not qualifying for hedge accounting	(12,244)	(9,551)
Adjusted net interest income (a non-GAAP measure)	52,626	47,063

Adjusted income is used by management to evaluate the quality of FHLBank's ongoing earnings. FHLBank management believes that the presentation of income as measured for management purposes enhances the understanding of FHLBank’s performance by highlighting its underlying results and profitability. Since FHLBank is primarily a “hold-to-maturity” investor and does not trade derivatives, management believes that adjusted income and ROE based upon adjusted income (adjusted ROE, a non-GAAP measure) are helpful in understanding FHLBank's operating results and provide a meaningful period-to-period comparison. By removing volatility created by fair value fluctuations and items such as prepayment fees, FHLBank can compare longer-term trends in earnings that might otherwise be indeterminable.

Although FHLBank calculates its non-GAAP financial measures consistently from period to period using appropriate GAAP components, non-GAAP financial measures are not required to be uniformly applied and are not audited. These non-GAAP measures are frequently used by FHLBank’s stakeholders in the evaluation of its performance, but they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

FHLBank uses a comparison of adjusted ROE to the average overnight Federal funds rate as a key measure of effective utilization and management of members’ capital. The decrease in adjusted ROE between the three-month comparative periods is mostly a function of increases in average capital and a 15.1 percent increase in adjusted income, which parallels the increase in GAAP net interest income.

Adjusted ROE spread for the three months ended March 31, 2016 and 2015 is calculated as follows:

	Three Months Ended
	03/31/2016	03/31/2015
Calculation of Adjusted ROE Spread:	(Dollar amounts in thousands) Unaudited
Average GAAP total capital for the period	$2,092,538	$1,776,764
ROE, based upon GAAP net income	7.78%	7.10%
Adjusted ROE, based upon adjusted income	7.98%	8.24%
Average overnight Federal funds effective rate	0.37%	0.11%
Adjusted ROE as a spread to average overnight Federal funds effective rate	7.61%	8.13%

Housing and Community Development Programs
Each year, FHLBank sets aside 10 percent of its annual earnings to fund the AHP, a special program authorized by the Community Investment Cash Advance regulations of the Federal Housing Finance Agency. Through the use of subsidized advances and direct subsidies, AHP helps members provide financing for owner-occupied and rental housing that is affordable to very low-, low- and moderate-income households. The AHP application period for 2016 was March 7 to April 15; all applicants will be notified of their status by October 1, 2016.

For 2016, FHLBank has set aside $4.5 million, which will provide up to $5,000 in down payment assistance per homebuyer, for the Homeownership Set-aside Program. Funds reservation requests will be accepted from March 7, 2016 through November 14, 2016. Funds disbursement requests will be accepted through December 5, 2016.

Attached are highlights of FHLBank’s financial position as of March 31, 2016 and December 31, 2015 and highlights of the results of operations for the three-month periods ended on March 31, 2016 and 2015. FHLBank’s Form 10-Q for the quarter ended March 31, 2016 will be available on the SEC website (www.sec.gov), as well as FHLBank’s website (www.fhlbtopeka.com), as soon as FHLBank files the Form 10-Q with the SEC on or about May 5, 2016.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “may,” “is likely,” “could,” “estimate,” “expect,” “will,” “intend,” “probable,” “project,” “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; effects of derivative accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; volatility of market prices, interest rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures or mergers, changes in the principal place of business of members or changes in the Federal Housing Finance Agency regulations on membership standards; our ability to declare dividends or to pay dividends at rates consistent with past practices; soundness of other financial institutions, including FHLBank members, nonmember borrowers, counterparties, and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	03/31/2016	12/31/2015
Financial Position
Investments[1]	$13,134,315	$13,606,080
Advances	25,435,390	23,580,371
Mortgage loans held for portfolio, net	6,409,954	6,390,708
Total assets	45,204,431	44,426,133
Deposits	726,016	759,366
Consolidated obligations, net[2,3]	42,309,509	41,679,480
Total liabilities	43,198,558	42,584,381
Total capital stock	1,346,446	1,208,947
Retained earnings	673,102	651,782
Total capital	2,005,873	1,841,752

Regulatory capital[4]	2,022,981	1,863,468

	Three Months Ended
	03/31/2016	03/31/2015
Results of Operations
Interest income	$142,807	$108,574
Interest expense	77,937	51,960
Net interest income before loan loss (reversal) provision	64,870	56,614
Provision (reversal) for credit losses on mortgage loans	(257)	(802)
Net gain (loss) on trading securities	49,204	(5,844)
Net gain (loss) on derivatives and hedging activities	(58,486)	(5,963)
Other income	2,766	2,591
Other expenses	13,639	13,620
Income before assessments	44,972	34,580
AHP assessments	4,498	3,459
Net income	40,474	31,121

Net interest margin[5]	0.55%	0.58%
Weighted average dividend rate[6]	5.32%	5.19%

[1]	Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.

[2]	Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.

[3]	December 31, 2015 balances modified for change in accounting principle related to the reclassification of concessions on consolidated obligations.

[4]
Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[5]	Net interest income as a percentage of average earning assets.

[6]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.